Media General Inc., PO Box 85333, Richmond, VA 23293-0001 804/649-6748 www.mediageneral.com

FOR IMMEDIATE RELEASE
Thursday, October 18, 2007

Media General Reports September 2007 Revenues

RICHMOND, Va. - Media General, Inc. (NYSE: MEG) today reported September 2007 total revenues of $73.7 million, a 7.3 percent decrease from September 2006. By business segment, Publishing Division total revenues decreased 7 percent, mostly reflecting continued weakness in Classified advertising; Broadcast Division total revenues decreased 9 percent, due to lower Political advertising in this off-election year; and Interactive Media Division total revenues rose 25.7 percent.

Publishing Division

Newspaper advertising revenues in September decreased $3.3 million, or 8.7 percent, with more than 85 percent of the decline attributable to the Tampa market.

Classified advertising revenues decreased $2.6 million, or 15.7 percent. The majority of the reduction was due to weakness in the Tampa market, which was below last year by 35.3 percent. Classified revenues in the Richmond market increased 4.8 percent, due to higher real estate advertising as well as a nominal increase in automotive revenues, offset partially by lower help-wanted revenues. The Winston-Salem market saw a 3.5 percent reduction, as automotive advertising revenues were down, partially offset by higher employment and real estate revenues. The Community newspaper markets decreased 9.4 percent.

For the company’s three metro markets, real estate revenues were down 21.4 percent, employment revenues decreased 15.7 percent, and automotive revenues declined 20.2 percent.

Retail advertising revenues declined by $530,000, or 3.1 percent. The Tampa Tribune and its associated newspapers reported a 3.5 percent decrease, due to lower spending in the home improvement, home furnishings, grocery store and department store categories, partially offset by higher revenues from new product initiatives. The Richmond Times-Dispatch and its associated weekly newspapers saw a 9.4 percent revenue decline, as a result of decreases in department store, drug store and home improvement advertising. In Winston-Salem, Retail revenues declined
3.7 percent, reflecting lower spending in the home improvement and department store categories, partially offset by higher revenues from new products. The Community newspaper group generated a 1.4 percent increase in Retail advertising revenues, with growth in the North Carolina, Lynchburg and Alabama markets.

National revenues decreased $100,000, or 3.1 percent, due to a 14.8 percent decline at Tampa, the result of lower advertising in the media, travel and telecommunications categories. Conversely, the Richmond market generated an 11.1 percent increase, primarily the result of higher spending in the telecommunications and national automotive categories as well as increased advertising from three major oil companies. National revenues in Winston-Salem rose 17 percent, reflecting increased spending by travel and preprint advertisers and additional spending from a major oil company.

Circulation revenues were down $100,000, or 1.6 percent, as Daily and Sunday net-paid circulation declines for the month were partially offset by rate increases at the metro newspapers. Seven Media General newspapers generated increases in net-paid Daily Circulation, and eight did so for Sunday.

(1 of 4)
Publishing   •   Broadcast   •   Interactive Media

Media General Inc., PO Box 85333, Richmond, VA 23293-0001 804/649-6748 www.mediageneral.com

Broadcast Division

In the Broadcast Division, gross time sales decreased $3.5 million, or 10.1 percent, due to lower Political spending in this off-election year. Political revenues of $1.4 million in the month, although stronger than anticipated, compared to $6.8 million last September and represented spending for Presidential candidates and image campaigns in the current year in Florida and South Carolina, gubernatorial and lieutenant governor races in Louisiana, Mississippi and Kentucky as well as issue advertising in Florida, Louisiana, Kentucky, South Carolina and Georgia.

Local time sales increased $635,000, or 3.5 percent, primarily due to higher spending in the automotive, department store and media categories, partially offset by lower furniture and fast food advertising.

National time sales rose $1.3 million, or 12.8 percent, as a result of higher spending in the telecommunications, corporate and furniture categories.

Interactive Media Division

Interactive Media Division revenues increased 25.7 percent, reflecting significantly higher revenues from the advergaming business, strong growth in National/Regional and Local advertising and revenues from the Yahoo!HotJobs employment initiative. Classified revenues rose 2 percent, with all markets exceeding last year except for Tampa. Revenues from the Yahoo!HotJobs initiative helped mitigate the overall softness in online Classified advertising.

Local online revenues grew 44.2 percent over 2006, primarily due to a continued focus on direct sales. National/Regional advertising increased 51.4 percent, reflecting higher spending from national agencies. Advergaming revenues more than doubled from last year. Page views were down slightly from last year, while visitor sessions increased 3.5 percent, excluding the new NBC station Web sites. These results reflected fewer weather-related events this year, which are leading traffic drivers.

About Media General

Media General is a multimedia company operating leading newspapers, television stations and online enterprises primarily in the Southeastern United States. The company’s publishing assets include three metropolitan newspapers, The Tampa Tribune, Richmond Times-Dispatch, and Winston-Salem Journal; 22 daily community newspapers in Virginia, North Carolina, Florida, Alabama and South Carolina; and more than 150 weekly newspapers and other publications. The company’s Broadcasting assets include 23 network-affiliated television stations that reach more than 32 percent of the television households in the Southeast and nearly 9.5 percent of those in the United States.
The company’s interactive media assets include more than 75 online enterprises that are associated with its newspapers and television stations. Media General also owns a 33 percent interest in SP Newsprint Company, a manufacturer of recycled newsprint.

Investor Contact:	Media Contact:
Lou Anne J. Nabhan	Ray Kozakewicz
(804) 649-6103	(804) 649-6748

(2 of 4)
Publishing   •   Broadcast   •   Interactive Media

Media General Inc., PO Box 85333, Richmond, VA 23293-0001 804/649-6748 www.mediageneral.com

MEDIA GENERAL, INC.
Revenues and Page Views

	September			Year-to-Date
	2007	2006	% Change	2007	2006	% Change

Revenues (000)	$73,717	$79,499	(7.3)%	$701,796	$688,493	1.9%
Publishing	41,322	44,433	(7.0)%	407,655	439,928	(7.3)%
Broadcast	30,006	32,989	(9.0)%	272,317	233,176	16.8%
Interactive Media	3,024	2,406	25.7%	27,119	20,039	35.3%
Eliminations	(635)	(329)	(93.0)%	(5,295)	(4,650)	(13.9)%

Discontinued Operations [1]	—	3,632	—	—	30,513	—

Selected Publishing Revenues (000)
By Category
Advertising	$34,146	$37,413	(8.7)%	$337,086	$369,021	(8.7)%
Classified	13,873	16,465	(15.7)%	142,005	167,995	(15.5)%
Retail	16,690	17,222	(3.1)%	161,568	164,652	(1.9)%
National	2,995	3,090	(3.1)%	28,810	30,768	(6.4)%
Other	588	636	(7.5)%	4,703	5,606	(16.1)%
Circulation	5,962	6,060	(1.6)%	58,795	60,697	(3.1)%
By Property
Richmond	10,493	10,641	(1.4)%	101,883	103,592	(1.6)%
Tampa	11,575	14,149	(18.2)%	120,978	146,147	(17.2)%
Winston-Salem	4,103	4,202	(2.4)%	37,815	39,943	(5.3)%
Community Newspapers	14,893	15,237	(2.3)%	145,257	148,659	(2.3)%

Advertising Revenues (000)
Richmond	$8,336	$8,463	(1.5)%	$81,027	$81,604	(0.7)%
Tampa	9,991	12,900	(22.6)%	105,060	132,501	(20.7)%
Winston-Salem	3,260	3,373	(3.4)%	29,857	31,972	(6.6)%
Community Newspapers	12,308	12,481	(1.4)%	119,609	121,438	(1.5)%

Broadcast Time Sales (gross) (000)	$31,482	$35,028	(10.1)%	$282,882	$238,653	18.5%
Local	18,860	18,223	3.5%	174,021	143,804	21.0%
National	11,260	9,982	12.8%	104,688	79,066	32.4%
Political	1,362	6,823	(80.0)%	4,173	15,783	(73.6)%

Selected Online Total Page Views
Total Web Sites[2]	46,971,840	47,417,542	(0.9)%	446,928,507	415,410,710	7.6%
(Excluding Game Sites)
TBO.com	18,603,977	19,810,362	(6.1)%	169,585,889	156,794,121	8.2%
(Tampa, Fla.)
inRich/TimesDispatch.com	8,419,089	10,067,145	(16.4)%	91,255,383	100,343,473	(9.1)%
(Richmond, Va.)
JournalNow.com	3,497,785	3,575,253	(2.2)%	34,534,301	32,403,208	6.6%
(Winston-Salem, N.C.)

Notes: All data are subject to later adjustment.
1 Revenues from certain broadcast and interactive media operations that the Company divested in 2006.
2 Web site page views exclude four NBC sites purchased in 2006 that were previously hosted by a third party.

(3 of 4)
Publishing   •   Broadcast   •   Interactive Media

Media General Inc., PO Box 85333, Richmond, VA 23293-0001 804/649-6748 www.mediageneral.com

MEDIA GENERAL, INC.
Daily Newspapers Advertising Linage*

	September			Year-to Date
	2007	2006	% Change	2007	2006	% Change
Richmond Times-Dispatch
Retail	26,583	29,986	(11.3)%	270,357	282,149	(4.2)%
National	8,439	8,103	4.1%	83,755	84,588	(1.0)%
Classified	68,732	62,936	9.2%	626,906	649,073	(3.4)%
Total	103,754	101,025	2.7%	981,018	1,015,810	(3.4)%
The Tampa Tribune
Retail	36,757	39,037	(5.8)%	372,402	394,185	(5.5)%
National	7,386	9,548	(22.6)%	81,979	114,497	(28.4)%
Classified	79,090	113,916	(30.6)%	852,685	1,232,977	(30.8)%
Total	123,233	162,501	(24.2)%	1,307,066	1,741,659	(25.0)%
Winston-Salem Journal
Retail	28,983	34,065	(14.9)%	264,462	319,068	(17.1)%
National	7,065	7,110	(0.6)%	68,096	70,353	(3.2)%
Classified	41,541	52,151	(20.3)%	457,251	519,687	(12.0)%
Total	77,589	93,326	(16.9)%	789,809	909,108	(13.1)%
Community Dailies
Retail	307,342	286,846	7.1%	2,930,473	2,983,037	(1.8)%
National	16,417	17,332	(5.3)%	165,736	177,565	(6.7)%
Classified	375,217	382,241	(1.8)%	3,841,098	4,067,486	(5.6)%
Total	698,976	686,419	1.8%	6,937,307	7,228,088	(4.0)%
Media General Dailies Total
Retail	399,665	389,934	2.5%	3,837,694	3,978,439	(3.5)%
National	39,307	42,093	(6.6)%	399,566	447,003	(10.6)%
Classified	564,580	611,244	(7.6)%	5,777,940	6,469,223	(10.7)%
Total	1,003,552	1,043,271	(3.8)%	10,015,200	10,894,665	(8.1)%

* Advertising is in column inches - full run only

(4 of 4)
Publishing   •   Broadcast   •   Interactive Media